UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2018

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 20, 2018, Bio-Path Holdings, Inc. (the “Company”) and certain institutional and accredited investors entered into securities purchase agreements (the “Purchase Agreements”), pursuant to which the Company agreed to sell, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 1,969,077 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), for a purchase price per Share of $0.65 and gross proceeds of approximately $1.3 million.

In addition, the Company also agreed to sell in the Registered Direct Offering warrants to purchase up to 292,461 shares of Common Stock (the “Pre-Funded Warrants”) for a purchase price per Pre-Funded Warrant of $0.64 and gross proceeds of approximately $0.2 million. The Pre-Funded Warrants are being offered and sold to investors whose purchase of Shares in the Registered Direct Offering would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such investor, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Direct Offering. Each Pre-Funded Warrant is immediately exercisable for one share of Common Stock at an exercise price of $0.01 per share and may be exercised at any time until exercised in full. The number of shares issuable upon exercise of the Pre-Funded Warrants and the exercise price of the Pre-Funded Warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The Shares, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) will be issued pursuant to a prospectus supplement dated as of September 20, 2018, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-215205), which became effective on January 9, 2017, and the base prospectus dated as of January 9, 2017 contained in such registration statement.

In a concurrent private placement (the “Private Placement”), the Company has also agreed pursuant to the Purchase Agreements to issue to the investors in the Registered Direct Offering warrants to purchase up to 2,261,538 shares of Common Stock (the “Series A Warrants”), which represent 100% of the number of shares of Common Stock and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased in the Registered Direct Offering. Subject to certain ownership limitations, the Series A Warrants will be exercisable beginning six months after issuance, have a term of five and one-half years from issuance and have an exercise price of $0.96 per share. The number of shares issuable upon exercise of the Series A Warrants and the exercise price of the Series A Warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Neither the Series A Warrants nor the shares of Common Stock issuable upon exercise of the Series A Warrants (the “Series A Warrant Shares”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Series A Warrants and the Series A Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The investors who entered into to the Purchase Agreements have represented that they are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

On July 25, 2018, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering and the Private Placement. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received in the Registered Direct Offering and the Private Placement. In addition, the Company has agreed to grant to the Placement Agent warrants to purchase up to 135,692 shares of Common Stock (the “Placement Agent Warrants”) in a private placement. The terms of the Placement Agent Warrants are substantially the same as the terms of the Series A Warrants, except they have a term of five years from the effective date of the Registered Direct Offering. The Company will also reimburse the Placement Agent $35,000 for non-accountable expenses and $30,000 for fees and expenses of legal counsel and other out-of-pocket expenses.

The issuance of the Placement Agent Warrants will not be registered under the Securities Act or any state securities laws. The Placement Agent Warrants will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Placement Agent has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants, the Series A Warrants and the Placement Agent Warrants, are expected to be approximately $1.2 million. The Registered Direct Offering and the Private Placement are expected to close on or about September 25, 2018, subject to the satisfaction of customary closing conditions. The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The legal opinion of Winstead PC relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares in the Registered Direct Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Letter, the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Series A Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, form of Purchase Agreement, form of Pre-Funded Warrant and form of Series A Warrant, which are attached hereto as Exhibits 99.1, 10.1, 4.1 and 4.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Series A Warrants, the Series A Warrant Shares and the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On September 21, 2018, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant

4.2	Form of Series A Warrant

5.1	Opinion of Winstead PC

10.1	Form of Securities Purchase Agreement

23.1	Consent of Winstead PC (included in Exhibit 5.1)

99.1	Engagement Letter, dated as of July 25, 2018, by and between Bio-Path Holdings, Inc. and H.C. Wainwright & Co., LLC

99.2	Press Release dated September 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: September 21, 2018	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant

4.2	Form of Series A Warrant

5.1	Opinion of Winstead PC

10.1	Form of Securities Purchase Agreement

23.1	Consent of Winstead PC (included in Exhibit 5.1)

99.1	Engagement Letter, dated as of July 25, 2018, by and between Bio-Path Holdings, Inc. and H.C. Wainwright & Co., LLC

99.2	Press Release dated September 21, 2018